UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2016

Katy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05558	75-1277589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Westline Industrial Drive, Suite 200
St Louis, Missouri 63146
(Address of principal executive offices)

(314) 656-4321
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

First Lien Credit Facility

On August 11, 2016, Katy Industries, Inc. (the “Company”), Continental Commercial Products, LLC, a Delaware limited liability company, 2155735 Ontario Inc., an Ontario corporation, CCP Canada Inc., an Ontario corporation, FTW  Holdings, Inc., a Delaware corporation, Fort Wayne Plastics, Inc., an Indiana corporation (each of the foregoing, individually, a “Borrower” and collectively, the “Borrowers”), and BMO Harris Bank N.A., as lender (the “Lender”), entered into Amendment No. 4 and Forbearance Agreement (the “Forbearance Agreement”) amending that certain Credit and Security Agreement dated as of February 19, 2014, by and among Lender and Borrowers (as amended, the “Original Credit Agreement” and as further amended by the Forbearance Agreement, the “Credit Agreement”).

Pursuant to the Forbearance Agreement, the Lender agreed, among other things, to forbear from exercising its rights and remedies under the Original Credit Agreement in respect of existing defaults and certain other  anticipated defaults for a period of up to six months (the “forbearance period”). The Lender may terminate the forbearance period (i) if the Victory Park lender assigns or participates any portion of the term notes or Second Lien Credit Agreement, (ii) upon a bankruptcy filing or commencement of another insolvency proceeding by or against any Borrower or guarantor or (iii) the occurrence of any additional event of default under the Credit Agreement.

Fourth Amendment to the Second Lien Credit Agreement

On August 11, 2016, the Company, Continental Commercial Products, LLC, FTW Holdings, Inc. and Fort Wayne Plastics, Inc. (the “SL Borrowers”), Victory Park Management, LLC, as Agent (the “SL Agent” or “Victory Park”) and the lenders party thereto, entered into the Fourth Amendment to the Second Lien Credit and Security Agreement (the “Fourth Amendment”), to amend that certain Second Lien Credit and Security Agreement, dated as of April 7, 2015, among the SL Borrowers, the SL Agent and the lenders party thereto (as previously amended, the “Second Lien Credit Agreement,” and as amended by the Fourth Amendment, the “Amended Second Lien Credit Agreement”).

Pursuant to the Fourth Amendment, the lenders agreed to a further extension of credit in the amount of $5,750,000. The Fourth Amendment additionally amends the Second Lien Credit Agreement to grant the SL Agent the option to convert, in whole or in part, the outstanding principal amount of existing term loan plus accrued and unpaid interest under the loan being converted, into such number of shares of the Company’s common stock equal to such amount of outstanding principal amount and accrued but unpaid interest divided by approximately $0.0697 per share (as such amount is proportionately adjusted for stock splits, reverse stock splits, stock combinations, stock dividends and other distributions and recapitalizations affecting the capital stock of the Company). As of August 11, 2016, the existing term loan would be convertible into up to 370,748,441 shares of the Company’s common stock.

The foregoing descriptions of the Forbearance Agreement and the Fourth Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such documents, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item relating to the Fourth Amendment is included in Item 1.01 and is incorporated herein by reference.

Item 5.01.	Changes in Control.

Upon the execution of the Stock Purchase Agreement (as defined below) and pursuant to the terms thereof, all of the outstanding preferred stock of the Company was transferred from KKTY Holding (as defined below) to the Buyer.  The information provided regarding the Stock Purchase Agreement in Items 5.02 and 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Director.

Pursuant to the terms of the Stock Purchase Agreement, each of Christopher W. Anderson, Daniel B. Carroll, Pamela Carroll Crigler, Samuel P. Frieder, Shant Mardirossian and Richard A. Mark (the “Resigning Directors”) tendered their respective resignations as directors from the Board of Directors (the “Board”) and from all committees of the Board on which such directors served, effective as of August 11, 2016. The Resigning Directors constituted all of the directors of the Company other than David Feldman, who will remain in office.

(d)	Election of Director.

Pursuant to the terms of the Stock Purchase Agreement (a description of which is set forth in Item 8.01 of this Current Report on Form 8-K and is incorporated herein by reference) and following the resignation of the Resigning Directors, the remaining director appointed Charles Asfour to fill a vacancy as a Class I Director, effective immediately, to serve until the Company’s 2018 annual meeting of stockholders and thereafter until his successor is duly elected and qualified. Mr. Asfour is a partner at Victory Park Capital Advisors, LLC, an affiliate of Victory Park and the Buyer.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 12, 2016, the Board adopted Amended and Restated By-Laws (the “By-Laws”). The By-Laws became effective immediately upon their adoption by the Board. A description of the changes to the former by-laws is provided below.

•	Special Meetings of the Board of Directors: The revised By-Laws allow special meetings of the Board to be called on one day’s notice to each director. Additionally, the revised By-Laws provide that notice of special meetings may be given by email or other electronic means. The former by-Laws required two days’ notice and had no provision for notice by email or other electronic means. (Article III, Section 7)

The foregoing summary description is qualified in its entirety by reference to the text of the Amended and Restated By-Laws filed hereto as Exhibit 3.1 to this report and incorporated herein by reference.

Item 8.01	Other Events.

Third Amendment to Second Lien Credit Agreement

On July 22, 2016, the parties to the Second Lien Credit Agreement entered into the Third Amendment to the Second Lien Credit Agreement (the “Third Amendment”), pursuant to which the SL Lenders extended an additional $750,000 term loan to the SL Borrowers.  The Third Amendment did not materially modify the terms of the Second Lien Credit Agreement.

Stock Purchase Agreement

On August 11, 2016, the Company, KKTY Holding Company, L.L.C., a Delaware limited liability company (“KKTY Holding”), Kohlberg & Company, L.L.C., a Delaware limited liability company (the “Kohlberg Manager”), certain funds affiliated with the Kohlberg Manager (the “Kohlberg Funds” and, together with the Kohlberg Manager, “Kohlberg”) and VPC SBIC I, LP (the “Buyer”), a Delaware limited partnership and affiliate of Victory Park entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”).  Under the Stock Purchase Agreement, KKTY Holding agreed to sell all of its 1,131,551 shares of convertible preferred stock of the Company (the “Preferred Stock”), which represents all of the Company’s outstanding preferred stock), to the Buyer, in exchange for entry into the Release (as defined below).  The closing of the transactions contemplated by the Stock Purchase Agreement took place concurrently with the execution of the Stock Purchase Agreement.

Upon conversion of the Preferred Stock, 18,859,183 shares of the Company’s common stock (which represents approximately 70.3% of the Company’s outstanding common stock as of August 11, 2016) are issuable to Buyer.

The Stock Purchase Agreement also provides for the termination of the Management Agreement, dated as of June 28, 2001, as amended, by and among the Company and the Kohlberg Manager, together with any other similar advisory agreements between any of KKTY Holding, the Kohlberg Manager, the Kohlberg Funds and the Company.

As soon as practicable following the closing with respect to the Stock Purchase Agreement, the Company has agreed to file an information statement pursuant to Section 14(f) of, and Rule 14f-1 under, the Securities and Exchange Act of 1934, relating to the change in the majority of its board of directors to directors designated by Victory Park and nominated and appointed by the current directors of the Board.  We anticipate that, effective 10 days following the mailing of such information statement to our stockholders two individuals selected by Victory Park will be appointed to serve as directors of the Company.

The Company has also agreed, in connection with any annual or special meeting of its stockholders at which directors are to be elected, to take all reasonably necessary action within its control and use its reasonable best efforts to cause an individual designated by the Buyer to be nominated for election (or re-election, as the case may be) to the Board, to recommend that such individual be elected to the Board, and to solicit proxies on behalf of such director nominee.

Mutual Release Agreement

In connection with the parties’ entry into the Third Amendment, the Fourth Amendment and the Stock Purchase Agreement, the Company, the parties to such agreements and certain of their affiliates entered into a mutual release agreement (the “Release”) pursuant to which the parties released each other from all existing and future claims related to the transactions executed on August 11, 2016 and all other past potential claims between the parties (including in connection with the Second Lien Credit Facility), subject to limited exceptions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated By-Laws of Katy Industries, Inc.

10.1
Amendment No. 4 and Forbearance Agreement, dated as of August 11, 2016 by and among Katy Industries, Inc., Continental Commercial Products, LLC, 2155735 Ontario Inc., CCP Canada Inc. FTW  Holdings, Inc., Fort Wayne Plastics, Inc., and BMO Harris Bank N.A.

10.2
Fourth Amendment to the Second Lien Credit and Security Agreement, dated as of August 11, 2016, by and among Katy Industries, Inc., Continental Commercial Products, LLC, FTW Holdings, Inc., Fort Wayne Plastics, Inc., Victory Park Management, LLC and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.

Dated: August 17, 2016	/s/ Curt Kroll
	By:	Curt Kroll
	Its:	Treasurer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated By-Laws of Katy Industries, Inc.

10.1
Amendment No. 4 and Forbearance Agreement, dated as of August 11, 2016 by and among Katy Industries, Inc., Continental Commercial Products, LLC, 2155735 Ontario Inc., CCP Canada Inc. FTW  Holdings, Inc., Fort Wayne Plastics, Inc., and BMO Harris Bank N.A.

10.2
Fourth Amendment to the Second Lien Credit and Security Agreement, dated as of August 11, 2016, by and among Katy Industries, Inc., Continental Commercial Products, LLC, FTW Holdings, Inc., Fort Wayne Plastics, Inc., Victory Park Management, LLC and the lenders party thereto.